                                                                EXHIBIT (17)(e)

                       MERRILL LYNCH GLOBAL HOLDINGS, INC.




 Worldwide
 Investments
 As of 5/31/98

                                 PERCENT OF
   TEN LARGEST INDUSTRIES        NET ASSETS
  Banking.......................    11.3%
  Software -- Computer..........     7.7
  Retail Specialty..............     7.3
  Electronics...................     6.7
  Chemicals.....................     5.8
  Insurance.....................     5.3
  Multi-Industry................     5.0
  Communications Equipment......     4.8
  Pharmaceuticals...............     4.0
  Electrical Equipment..........     2.9



                                             COUNTRY OF         PERCENT OF
  TEN LARGEST EQUITY HOLDINGS                 ORIGIN            NET ASSETS
  SAP AG (Preferred) ......................  Germany             3.9%
  Siebe PLC ...............................  United Kingdom      2.4
  Home Depot, Inc. ........................  United States       2.3
  Capita Group PLC ........................  United Kingdom      2.3
  Mercury General Corp. ...................  United States       2.3
  Pfizer, Inc. ............................  United States       2.2
  Stone Container Corporation .............  United States       2.1
  Akzo Nobel N.V. .........................  Netherlands         2.0
  SKW Trostberg AG ........................  Germany             2.0
  The Royal Bank of Scotland Group
    PLC ...................................  United Kingdom      2.0

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998



DEAR SHAREHOLDER



For the quarter ended May 31, 1998, the total returns for Merrill Lynch Global Holdings, Inc.'s Class A, Class B, Class C and Class D Shares were +4.24%, +4.01%, +4.03% and +4.19%, respectively. The Fund outperformed the unmanaged Morgan Stanley Capital International World Index, which had a total return of +3.88%. (Complete performance information can be found on pages 4 and 5 of this report to shareholders.)

Early in the May quarter, we started to restructure the portfolio in an effort to improve overall investment returns. For some time we have anticipated that business and social conditions in the developing countries of Asia would not be significantly improving in the near future. This has negative implications for industrial and commodity-oriented companies, including energy companies. One such implication is a slowing of global real economic growth resulting from the recessions in the developing countries of Asia as well as in Japan. Consequently, in the energy sector we eliminated holdings in Philip Services Corp., Global Industries Ltd., Transocean Offshore Inc., Yacimientos Petroliferos Fiscales S.A. (YPF), Enterprise Oil PLC, Fred Olsen Energy ASA and PTT Exploration and Production Public Co. In the basic steel industry sector, we eliminated our positions in Ispat International N.V. and Kennametal, Inc. because of our concerns about shortfalls in earnings as real growth on a global basis is reduced by the recessions in major developing economies in Asia.

In addition, large steel producers in Asia are likely to take market share from producers in other countries as a result of the rapid and steep depreciation of some of the Asian currencies. After a review of the companies and local economies, we eliminated all of the equity holdings in Thailand, Malaysia and Indonesia. Fortunately, the stock markets of these countries and most of the eliminated holdings had risen to recent high stock price levels in March 1998 when we were liquidating the positions. Consequently, we significantly reduced the portfolio's exposures to Asian companies, as well as basic industry and energy companies, during March.

We added seven companies to the portfolio during the May quarter. These were SAP AG, Microsoft Corporation, National Westminster Bank PLC, Royal & Sun Alliance Insurance Group PLC, Cap Gemini S.A., Groupe Danone S.A. and Sprint Corporation.

SAP AG is the largest holding in the portfolio. In our opinion, this German software firm is the leading company in what we anticipate to be one of the largest and most rapidly growing markets over the next five years. Business organizations of all sizes, all over the globe, appear to be moving their operational systems onto networked business applications where tens of thousands of employees, suppliers and customers can communicate over either the public telecommunication systems or the Internet to carry on their business. We added Microsoft Corporation because of the rapid growth the company is likely to experience as it gains market share in the large-scale enterprise computer software market, while maintaining a healthy share of the personal computer operational and applications software markets. We purchased shares of Cap
Gemini S.A. in France since this organization is one of the global leaders in technology systems consulting and is growing rapidly. We added National Westminster Bank PLC and Royal & Sun Alliance Insurance Group PLC as attractively valued investments where their respective managements are working to improve returns by restructuring their businesses. Also, we anticipate that these companies will be involved in mergers and acquisitions activity in the United Kingdom as the financial services industries are rationalized, in a manner similar to what has happened in the United States over the last 15 years. Groupe Danone S.A. in France is a leading food and beverage manufacturer and distributor. Management is doing an outstanding job of improving rates of return and earnings growth by restructuring the company, in our view. Finally, Sprint Corporation is an attractively valued long distance telecommunications and digital cellular services company.

IN CONCLUSION
We plan to work steadily toward improving the returns and risk profile of Merrill Lynch Global Holdings, Inc. We believe that significant progress was made during the May quarter by reducing the portfolio's exposure to companies in Asia and to companies in the energy and industrial sectors that may experience declines in earnings relative to expectations. We appreciate your investment in Merrill Lynch Global Holdings, Inc., and we look forward to updating you on our progress in future shareholder reports.

Sincerely,

/s/ Arthur Zeikel
-----------------
Arthur Zeikel
President



/s/ Lawrence R. Fuller
----------------------
Lawrence R. Fuller
Senior Vice President and
Portfolio Manager



July 2, 1998

 OFFICERS AND
 DIRECTORS



Arthur Zeikel, President and Director
Donald Cecil, Director
Edward H. Meyer, Director
Charles C. Reilly, Director
Richard R. West, Director
Edward D. Zinbarg, Director
Terry K. Glenn, Executive Vice President
Lawrence R. Fuller, Senior Vice President and
  Portfolio Manager
Norman R. Harvey, Senior Vice President
Philip L. Kirstein, Senior Vice President
Donald C. Burke, Vice President
Gerald M. Richard, Treasurer
Philip M. Mandel, Secretary


CUSTODIAN
The Chase Manhattan Bank, N. A.
Global Securities Services
4 Chase MetroTech Center, 18th Floor
Brooklyn, NY 11245

TRANSFER AGENT
Merrill Lynch Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998


PERFORMANCE DATA


 ABOUT FUND
 PERFORMANCE



    Investors are able to purchase shares of the fund through the Merrill Lynch Select Pricing(SM) System, which offers four pricing alternatives:

- CLASS A SHARES incur a maximum initial sales charge (front-end load) of 5.25% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

- CLASS B SHARES are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class D Shares after approximately 8 years. (There is no initial sales charge for automatic share conversions.)

- CLASS C SHARES are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

- CLASS D SHARES incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

    None of the past results shown should be considered a representation of future performance. Figures shown in the "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.



 RECENT
 PERFORMANCE
 RESULTS*

                                                                              TEN YEARS/
                                                 12 MONTH       3 MONTH    SINCE INCEPTION
                                               TOTAL RETURN  TOTAL RETURN    TOTAL RETURN
------------------------------------------------------------------------------------------------
  ML GLOBAL HOLDINGS, INC. CLASS A SHARES         +11.02%        +4.24%       +170.88%
------------------------------------------------------------------------------------------------
  ML GLOBAL HOLDINGS, INC. CLASS B SHARES         + 9.93         +4.01        +140.64
------------------------------------------------------------------------------------------------
  ML GLOBAL HOLDINGS, INC. CLASS C SHARES         + 9.90         +4.03        + 44.18
------------------------------------------------------------------------------------------------
  ML GLOBAL HOLDINGS, INC. CLASS D SHARES         +10.73         +4.19        + 48.31
------------------------------------------------------------------------------------------------
  WORLD STOCK INDEX**                             +20.02         +3.88    +181.14/+163.35/+74.48
------------------------------------------------------------------------------------------------

* Investment results shown for each of the Company's classes of shares do not reflect sales charges; results shown would be lower if a sales charge was included. The Company's total reinvestment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. The Company's ten-year/since inception dates are: Class A Shares, ten years ended 5/31/98; Class B Shares, 10/21/88; and Class C and Class D Shares, 10/21/94.

**The Morgan Stanley Capital International World Stock Index is an unmanaged US dollar-denominated index of world stock markets compiled by Capital International Perspective S.A. and published in Morgan-Stanley Capital International Perspective. Ten years/since inception total returns are: for the ten years ended 5/31/98; from 10/31/88 to 5/31/98; and from 10/31/94 to
  5/31/98, respectively.

 AVERAGE ANNUAL
 TOTAL RETURN



                             % RETURN WITHOUT         % RETURN WITH
                               SALES CHARGE            SALES CHARGE**
--------------------------------------------------------------------
CLASS A SHARES*
--------------------------------------------------------------------
  Year Ended 3/31/98             +18.31%                    +12.10%
--------------------------------------------------------------------
  Five Years Ended 3/31/98       +12.48                     +11.27
--------------------------------------------------------------------
  Ten Years Ended 3/31/98        +10.33                     + 9.73
--------------------------------------------------------------------

* Maximum sales charge is 5.25%.
**Assuming maximum sales charge.

                                         % RETURN            % RETURN
                                        WITHOUT CDSC         WITH CDSC**
------------------------------------------------------------------------
  CLASS B SHARES*
------------------------------------------------------------------------
  Year Ended 3/31/98                      +17.06%            +13.06%
------------------------------------------------------------------------
  Five Years Ended 3/31/98                +11.30             +11.30
------------------------------------------------------------------------
  Inception (10/21/88) through 3/31/98    + 9.62             + 9.62
------------------------------------------------------------------------

* Maximum contingent deferred sales charge is 4% and is reduced to 0% after 4 years.
**Assuming payment of applicable contingent deferred sales charge.



                                             % RETURN        % RETURN
                                            WITHOUT CDSC     WITH CDSC**
------------------------------------------------------------------------
  CLASS C SHARES*
------------------------------------------------------------------------
  Year Ended 3/31/98                           +17.05%        +16.05%
------------------------------------------------------------------------
  Inception (10/21/94) through 3/31/98         +10.88         +10.88
------------------------------------------------------------------------

* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.


                                        % RETURN WITHOUT   % RETURN WITH
                                           SALES CHARGE     SALES CHARGE**
--------------------------------------------------------------------------
  Class D Shares*
--------------------------------------------------------------------------
  Year Ended 3/31/98                         +18.02%            +11.83%
--------------------------------------------------------------------------
  Inception (10/21/94) through 3/31/98       +11.78             +10.05
--------------------------------------------------------------------------

* Maximum sales charge is 5.25%.
**Assuming maximum sales charge.

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998



 SCHEDULE OF INVESTMENTS                                         (IN US DOLLARS)

  LATIN                                        Shares
  AMERICA        Industries                     Held   Investments                                              Cost
------------------------------------------------------------------------------------------------------------------------

  Argentina      BANKING                      146,875  Banco de Galicia y Buenos Aires S.A.(ADR)*          $  3,084,280
                 -------------------------------------------------------------------------------------------------------
                 MULTI-INDUSTRY               278,810  Compania Naviera Perez Companc S.A.C.F.I.M.F.A.        1,023,485
                 -------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN ARGENTINA                         4,107,765
                                                                                                            ===========
                 -------------------------------------------------------------------------------------------------------


  Brazil         FOREST PRODUCTS              100,000  Aracruz Celulose S.A. (ADR)*                           1,835,000
                 -------------------------------------------------------------------------------------------------------
                 TELECOMMUNICATIONS        30,000,000  Telecommunicacoes Brasileiras S.A. -- Telebras PN
                                                        (Preferred)                                            1,069,928
                 -------------------------------------------------------------------------------------------------------
                                                        TOTAL INVESTMENTS IN BRAZIL                            2,904,928
                                                                                                              ==========
                  -------------------------------------------------------------------------------------------------------
  Mexico         CHEMICALS                    150,000  DESC, Sociedad de Fomento Industrial,S.A. de C.V.
                                                       (ADR)*                                                 4,366,491
                 ------------------------------------------------------------------------------------------------------
                 FINANCIAL SERVICES         2,000,000 +Grupo Financiero Banorte, S.A. de C.V. (Class B)       2,113,918
                                                                                                             ----------
                                                       TOTAL INVESTMENTS IN MEXICO                            6,480,409
------------------------------------------------------------------------------------------------------------------------
  Panama         BANKING                       75,000  Banco Latinoamericano de Exportaciones, S.A.
                                                       (E Shares)                                             3,704,425
                 ------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN PANAMA                            3,704,425
                                                                                                             ==========
                 ------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN LATIN AMERICA                    17,197,527
                                                                                                             ==========
------------------------------------------------------------------------------------------------------------------------
  MIDDLE
  EAST
------------------------------------------------------------------------------------------------------------------------
  Israel         COMMUNICATIONS EQUIPMENT     150,000  +NICE -- Systems Ltd. (ADR)*                           3,331,379
                                                                                                             ----------
                                                       TOTAL INVESTMENTS IN THE MIDDLE EAST                   3,331,379
                                                                                                             ==========

------------------------------------------------------------------------------------------------------------------------
  NORTH
  AMERICA
------------------------------------------------------------------------------------------------------------------------
  Canada         CHEMICALS                    300,000  Agrium, Inc.                                          4,041,373
                 -------------------------------------------------------------------------------------------------------
                 COMMUNICATIONS EQUIPMENT      20,000  Northern Telecom Ltd.                                   294,975
                 -------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN CANADA                           4,336,348
                                                                                                            ==========
------------------------------------------------------------------------------------------------------------------------
  United States  BANKING                      120,000  Bank of New York, Inc. (The)                          3,130,284
                                               95,000  Northern Trust Corporation                            3,777,776
                                               65,000  Wachovia Corporation                                  4,173,125
                                                                                                            ----------
                                                                                                            11,081,185
                 -------------------------------------------------------------------------------------------------------
                 Communications Equipment      97,500  +Cisco Systems, Inc.                                  3,206,875
                 -------------------------------------------------------------------------------------------------------
                 Electronics                   85,000  Intel Corp.                                           1,087,344
                                               90,000  Texas Instruments Inc.                                2,012,563
                                                                                                            ----------
                                                                                                             3,099,907
                 -------------------------------------------------------------------------------------------------------
                 Environmental Control        200,000  +US Filter Corp.                                      6,297,223
                 -------------------------------------------------------------------------------------------------------
                 Insurance                    150,000  Mercury General Corp.                                 3,010,895
                                               80,000  PMI Group, Inc. (The)                                 4,385,425
                                                                                                            ----------
                                                                                                             7,396,320
                 -------------------------------------------------------------------------------------------------------


 LATIN                                          Value    Percent of
 AMERICA        Industries                    (Note 1a)  Net Assets
-------------------------------------------------------------------
 Argentina      BANKING                    $  3,010,938   0.7%
                ---------------------------------------------
                MULTI-INDUSTRY                1,536,981   0.4
                ---------------------------------------------
                                              4,547,919   1.1
-------------------------------------------------------------------
 Brazil         FOREST PRODUCTS               1,350,000   0.3
                ---------------------------------------------------
                TELECOMMUNICATIONS            3,182,332   0.8
                ---------------------------------------------
                                              4,532,332   1.1
-------------------------------------------------------------------
 Mexico         CHEMICALS                     3,393,750   0.8
                ---------------------------------------------------
                FINANCIAL SERVICES            2,723,250   0.6
                ---------------------------------------------
                                              6,117,000   1.4
-------------------------------------------------------------------
 Panama         BANKING                       2,512,500   0.6
                ---------------------------------------------
                                              2,512,500   0.6
                ---------------------------------------------------
                                             17,709,751   4.2
-------------------------------------------------------------------
 MIDDLE
 EAST
-------------------------------------------------------------------
 Israel         COMMUNICATIONS EQUIPMENT      5,446,875   1.3
                ---------------------------------------------
                                              5,446,875   1.3
-------------------------------------------------------------------
 NORTH
 AMERICA
-------------------------------------------------------------------
 Canada         CHEMICALS                     4,249,175   1.0
                ---------------------------------------------------
                COMMUNICATIONS EQUIPMENT      1,280,000   0.3
                ---------------------------------------------
                                              5,529,175   1.3
-------------------------------------------------------------------
 United States  BANKING                       7,335,000   1.7
                                              6,697,500   1.6
                                              5,204,063   1.2
                                             ----------  ----
                                             19,236,563   4.5
                ---------------------------------------------------
                COMMUNICATIONS EQUIPMENT      7,361,250   1.7
                ---------------------------------------------------
                ELECTRONICS                   6,066,875   1.4
                                              4,623,750   1.1
                                             ----------  ----
                                             10,690,625   2.5
                ---------------------------------------------------
                ENVIRONMENTAL CONTROL         6,087,500   1.4
                ---------------------------------------------------
                INSURANCE                     9,571,875   2.3
                                              6,015,000   1.4
                                             ----------  ----
                                             15,586,875   3.7

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998
SCHEDULE OF INVESTMENTS                                          (IN US DOLLARS)

------------------------------------------------------------------------------------------------------------------------
  United         MEDICAL TECHNOLOGY            50,000  +Boston Scientific Corp.                              2,291,520
  States                                      100,000  Johnson & Johnson                                     5,281,813
                                                                                                            ----------
                                                                                                             7,573,333
                 -------------------------------------------------------------------------------------------------------
                 PACKAGING                    500,000  +Stone Container Corporation                          6,133,680
                 -------------------------------------------------------------------------------------------------------
                 PHARMACEUTICALS               25,000  Bristol-Myers Squibb Co.                              2,432,138
                                               90,000  Pfizer, Inc.                                          2,529,031
                                                                                                            ----------
                                                                                                             4,961,169
                 -------------------------------------------------------------------------------------------------------
                 RETAIL                       150,000  +Federated Department Stores, Inc.                    4,921,701
                 -------------------------------------------------------------------------------------------------------
                 RETAIL SPECIALTY             110,000  CVS Corporation                                       5,633,409
                                              125,000  Home Depot, Inc.                                      3,653,625
                                              200,000  +OfficeMax, Inc.                                      3,112,630
                                              450,000  +PETsMART Inc.                                        6,002,962
                                                                                                            ----------
                                                                                                            18,402,626
                 -------------------------------------------------------------------------------------------------------
                 SOFTWARE -- COMPUTER          25,000  +Microsoft Corporation                                2,272,500
                 -------------------------------------------------------------------------------------------------------
                 TELECOMMUNICATIONS            60,000  Sprint Corporation                                    4,260,474
                 -------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN THE UNITED STATES               79,606,993
                                                                                                            ==========
                 -------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN NORTH AMERICA                   83,943,341
                                                                                                            ==========
------------------------------------------------------------------------------------------------------------------------
  PACIFIC BASIN/
  ASIA
------------------------------------------------------------------------------------------------------------------------
  Australia      BROADCASTING & PUBLISHING    351,883  News Corp., Ltd. (Ordinary)                           1,873,092
                 -------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN AUSTRALIA                        1,873,092
                                                                                                            ==========
------------------------------------------------------------------------------------------------------------------------
  Hong Kong      MULTI-INDUSTRY               400,000  Hutchison Whampoa Ltd.                                1,949,838
                 -------------------------------------------------------------------------------------------------------
                                                       TOTAL INVESTMENTS IN HONG KONG                        1,949,838
                                                                                                            ==========
------------------------------------------------------------------------------------------------------------------------
  Japan          BROADCASTING & PUBLISHING    300,000  Tokyo Broadcasting System, Inc.                       3,736,661
                 -------------------------------------------------------------------------------------------------------
                 COMPUTERS                    300,000  NEC Corporation                                       3,767,865
                                               60,000  Tokyo Electron Ltd.                                   1,883,701
                                                                                                            ----------
                                                                                                             5,651,566
                 -------------------------------------------------------------------------------------------------------
                 ELECTRICAL EQUIPMENT         200,000  Matsushita Electric Industrial Co.                    2,837,637
                                              250,000  Sumitomo Electric Industry, Ltd.                      2,791,441
                                                                                                            ----------
                                                                                                             5,629,078
                 -------------------------------------------------------------------------------------------------------
                 ELECTRONICS                   30,000  Keyence Corp.                                         2,162,440
                                               90,000  Murata Manufacturing Co., Ltd.                        2,616,519
                                               30,000  Sony Corp.                                            2,723,742
                                                                                                            ----------
                                                                                                             7,502,701
                 -------------------------------------------------------------------------------------------------------
                 INSURANCE                    200,000  Tokio Marine & Fire Insurance Co., Ltd.               2,445,116
                 -------------------------------------------------------------------------------------------------------
                 MACHINERY & EQUIPMENT        500,000  Mitsubishi Heavy Industries Ltd.                      3,654,177
                 -------------------------------------------------------------------------------------------------------
                 MACHINERY & MACHINE TOOLS    350,000  Minebea Co., Ltd.                                     2,942,184
                 -------------------------------------------------------------------------------------------------------





                                             Value      Percent of
               Industries                  (Note 1a)    Net Assets
               ---------------------------------------------------
                MEDICAL TECHNOLOGY            3,187,500    0.8
                                              6,906,250    1.6
                                             ----------   ----
                                             10,093,750    2.4
                                             ----------   ----
                PACKAGING                     8,875,000    2.1
                ---------------------------------------------------
                PHARMACEUTICALS               2,687,500    0.6
                                              9,433,125    2.2
                                             ----------   ----
                                             12,120,625    2.8
                ---------------------------------------------------
                RETAIL                        7,771,875    1.8
                ---------------------------------------------------
                RETAIL SPECIALTY              7,720,625    1.8
                                              9,820,313    2.3
                                              3,287,500    0.8
                                              4,443,750    1.1
                                             ----------   ----
                                             25,272,188    6.0
                ---------------------------------------------------
                SOFTWARE -- COMPUTER          2,120,313    0.5
                ---------------------------------------------------
                TELECOMMUNICATIONS            4,305,000    1.0
                ---------------------------------------------------
                                            129,521,564   30.4
                ---------------------------------------------------
                                            135,050,739   31.7

-------------------------------------------------------------------
 PACIFIC BASIN/
 ASIA
-------------------------------------------------------------------
 Australia      BROADCASTING & PUBLISHING     2,171,479   0.5
                                             ----------   ----
                                              2,171,479   0.5
-------------------------------------------------------------------
 Hong Kong      MULTI-INDUSTRY                2,090,727   0.5
                                             ----------   ----
                                              2,090,727   0.5
-------------------------------------------------------------------
 Japan          BROADCASTING & PUBLISHING     3,733,747   0.9
                ---------------------------------------------------
                COMPUTERS                     3,055,475   0.7
                                              1,906,963   0.5
                ---------------------------------------------------
                                              4,962,438   1.2
                ---------------------------------------------------
                ELECTRICAL EQUIPMENT          3,134,932   0.7
                                              2,613,045   0.6
                                             ----------   ----
                                              5,747,977   1.3
                ---------------------------------------------------
                ELECTRONICS                   3,616,729   0.9
                                              2,606,906   0.6
                                              2,535,394   0.6
                                             ----------   ----
                                              8,759,029   2.1
                ---------------------------------------------------
                INSURANCE                     1,895,406   0.4
                ---------------------------------------------------
                MACHINERY & EQUIPMENT         1,740,826   0.4
                ---------------------------------------------------
                MACHINERY & MACHINE TOOLS     3,592,531   0.8
                ---------------------------------------------------

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998


 SCHEDULE OF INVESTMENTS (CONCLUDED)                            (IN US DOLLARS)



PACIFIC BASIN/                                 Shares
ASIA (concluded)      Industries                Held             Investments                                                Cost
------------------------------------------------------------------------------------------------------------------------------------
  Japan           MERCHANDISING                 40,000           Ito-Yokado Co., Ltd.                                  $  1,760,352
  (concluded)                                  150,000           Marui Co., Ltd.                                          2,736,736
                                                                                                                       ------------
                                                                                                                          4,497,088
                  -----------------------------------------------------------------------------------------------------------------
                  PHOTOGRAPHY                  100,000           Canon Inc.                                               1,758,792
                  -----------------------------------------------------------------------------------------------------------------
                  REAL ESTATE                  200,000           Mitsui Fudosan Co., Ltd.                                 2,474,245
                  -----------------------------------------------------------------------------------------------------------------
                  TELECOMMUNICATIONS               400           Nippon Telephone & Telegraph Corp. (Ordinary)            3,217,188
                                                                 TOTAL INVESTMENTS IN JAPAN                              43,508,796
-----------------------------------------------------------------------------------------------------------------------------------
  Singapore       BANKING                      380,000           Overseas Chinese Banking Corp.                           3,284,321
                  -----------------------------------------------------------------------------------------------------------------
                  CONSTRUCTION & HOUSING       330,000           City Development Ltd.                                    2,201,466
                  -----------------------------------------------------------------------------------------------------------------
                  NEWSPAPER/PUBLISHING         242,440           Singapore Press Holdings Limited                         2,976,641
                                                                 TOTAL INVESTMENTS IN SINGAPORE                           8,462,428
                  -----------------------------------------------------------------------------------------------------------------
                                                                 TOTAL INVESTMENTS IN THE PACIFIC BASIN/ASIA             55,794,154
-----------------------------------------------------------------------------------------------------------------------------------

  WESTERN
  EUROPE
                  -----------------------------------------------------------------------------------------------------------------
  Denmark         COMPUTERS                    100,000           +Olicom A/S                                              3,069,952
                                                                  TOTAL INVESTMENTS IN DENMARK                            3,069,952
                  -----------------------------------------------------------------------------------------------------------------
  Finland         COMMUNICATIONS EQUIPMENT     100,000            Nokia OY AS 'A'                                         2,382,226
                                                                  TOTAL INVESTMENTS IN FINLAND                            2,382,226
                  -----------------------------------------------------------------------------------------------------------------
  France          ELECTRONICS                   70,000           +ST Microelectronics (NY Registered Shares)(a)           4,033,757
                  -----------------------------------------------------------------------------------------------------------------
                  FOOD                          15,000            Groupe Danone S.A.                                      3,569,363
                  -----------------------------------------------------------------------------------------------------------------
                  INFORMATION PROCESSING        50,000            Cap Gemini S.A.                                         5,924,235
                  -----------------------------------------------------------------------------------------------------------------
                  OIL -- RELATED                50,000            Societe Nationale Elf Aquitane S.A.                     4,845,082
                  -----------------------------------------------------------------------------------------------------------------
                  SOFTWARE -- COMPUTER         180,000            Dassault Systemes S.A.                                  2,382,131
                  -----------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN FRANCE                            20,754,568
------------------------------------------------------------------------------------------------------------------------------------
  Germany         BANKING                       70,000            Deutsche Bank AG                                        4,697,032
                  ------------------------------------------------------------------------------------------------------------------
                  CHEMICALS                    210,000            SKW Trostberg AG                                        5,676,684
                  -----------------------------------------------------------------------------------------------------------------
                  MACHINERY & EQUIPMENT         19,600            Heidelberger Druckmaschinen AG                          1,052,231
                  -----------------------------------------------------------------------------------------------------------------
                  MULTI-INDUSTRY               110,000            Veba AG                                                 5,056,239
                  -----------------------------------------------------------------------------------------------------------------
                  SOFTWARE -- COMPUTER          30,000            SAP AG (Preferred)                                     13,035,644
                  -----------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN GERMANY                           29,517,830
------------------------------------------------------------------------------------------------------------------------------------

  Italy           RETAIL SPECIALTY             125,000            Gucci Group N.V.                                        8,151,212
                  -----------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN ITALY                              8,151,212
-----------------------------------------------------------------------------------------------------------------------------------
  Netherlands     CHEMICALS                     41,000            Akzo Nobel N.V.                                         5,917,636
                  -----------------------------------------------------------------------------------------------------------------


PACIFIC BASIN/                                 Value     Percent of
ASIA (concluded)      Industries             (Note 1a)   Net Assets
-------------------------------------------------------------------

  Japan           MERCHANDISING             $ 1,993,643      0.5%
  (concluded)                                 2,302,442      0.5
                                            -----------  ----------
                                              4,296,085      1.0
                  PHOTOGRAPHY                 2,383,704      0.6
                  -------------------------------------------------
                  REAL ESTATE                 1,619,474      0.4
                  -------------------------------------------------
                  TELECOMMUNICATIONS          3,293,846      0.8
                  -------------------------------------------------
                                             42,025,063      9.9
-------------------------------------------------------------------
  Singapore       BANKING                     1,510,460      0.4
                  -------------------------------------------------
                  CONSTRUCTION & HOUSING      1,193,365      0.3
                  -------------------------------------------------
                  NEWSPAPER/PUBLISHING        1,985,313      0.5
                  -------------------------------------------------
                                              4,689,138      1.2
                  -------------------------------------------------
                                             50,976,407     12.1
-------------------------------------------------------------------
  WESTERN
  EUROPE
-------------------------------------------------------------------
  Denmark         COMPUTERS                   2,862,500      0.7
                  -------------------------------------------------
                                              2,862,500      0.7
-------------------------------------------------------------------
  Finland         COMMUNICATIONS EQUIPMENT    6,498,662      1.5
------------------------------------------------------------------
                                              6,498,662      1.5
-------------------------------------------------------------------
  France          ELECTRONICS                 5,416,250      1.3
                  -------------------------------------------------
                  FOOD                        4,043,675      1.0
                  -------------------------------------------------
                  INFORMATION PROCESSING      7,471,553      1.8
                  -------------------------------------------------
                  OIL -- RELATED              6,952,811      1.6
                  -------------------------------------------------
                  SOFTWARE -- COMPUTER        8,403,614      2.0
                  -------------------------------------------------
                                             32,287,903      7.7
-------------------------------------------------------------------
  Germany         BANKING                     6,033,670      1.4
                  -------------------------------------------------
                  CHEMICALS                   8,543,771      2.0
                  -------------------------------------------------
                  MACHINERY & EQUIPMENT       1,708,126      0.4
                  -------------------------------------------------
                  MULTI-INDUSTRY              7,234,568      1.7
                  -------------------------------------------------
                  SOFTWARE -- COMPUTER       16,666,667      3.9
                  -------------------------------------------------
                                             40,186,802      9.4
-------------------------------------------------------------------
  Italy           RETAIL SPECIALTY            5,671,875      1.3
                  -------------------------------------------------
                                              5,671,875      1.3
-------------------------------------------------------------------
  Netherlands     CHEMICALS                   8,580,636      2.0

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998

 SCHEDULE OF INVESTMENTS (CONCLUDED)                            (IN US DOLLARS)

                                                                               9

PACIFIC BASIN/                                 Shares
ASIA (concluded)      Industries                Held        Investments                                               Cost
-----------------------------------------------------------------------------------------------------------------------------
Netherlands       ELECTRICAL EQUIPMENT          70,000            Philips Electronics N.V.                           2,440,144
(continued)       ------------------------------------------------------------------------------------------------------------
                  SOFTWARE -- COMPUTER         120,000           +Baan Company N.V.                                  1,283,764
                  ------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN THE NETHERLANDS               9,641,544
------------------------------------------------------------------------------------------------------------------------------
  Portugal        BUILDING PRODUCTS            200,000            Cimpor -- Cimentos de Portugal S.A.                4,062,517
                  ------------------------------------------------------------------------------------------------------------
                  FINANCE                      170,000            BPI -- SGPS S.A. (Registered Shares)               3,235,660
                  ------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN PORTUGAL                      7,298,177
-------------------------------------------------------------------------------------------------------------------------------
  Spain           SERVICES                     400,000            Prosegur Compania de Seguridad S.A.                4,176,481
                  ------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN SPAIN                         4,176,481
------------------------------------------------------------------------------------------------------------------------------
  Sweden          ENVIRONMENTAL CONTROL        325,000            Munters AB                                         3,401,427
                  ------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN SWEDEN                        3,401,427
------------------------------------------------------------------------------------------------------------------------------
  Switzerland     PHARMACEUTICALS                  500            Roche Holdings Ltd.                                2,907,780
-------------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN SWITZERLAND                   2,907,780
------------------------------------------------------------------------------------------------------------------------------
  United Kingdom  AUTOMOBILE PARTS             911,944            BBA Group PLC                                      5,114,591
                  ------------------------------------------------------------------------------------------------------------
                  BANKING                      385,000            National Westminster Bank PLC  (Ordinary)          7,320,642
                                               500,000            Royal Bank of Scotland Group PLC (The)             5,132,385
                                                                                                                    ----------
                                                                                                                    12,453,027
                  ------------------------------------------------------------------------------------------------------------
                  BUILDING                     611,111            Berkeley Group PLC (The)                           6,564,040
                  ------------------------------------------------------------------------------------------------------------
                  COMPUTER SERVICES          1,100,000            Capita Group PLC                                   5,091,189
                  ------------------------------------------------------------------------------------------------------------
                  ELECTRONICS                2,100,000            Astec (BSR) PLC                                    3,743,542
                  ------------------------------------------------------------------------------------------------------------
                  INSURANCE                    500,000            Royal & Sun Alliance Insurance Group  PLC          6,672,402
                  ------------------------------------------------------------------------------------------------------------
                  MULTI-INDUSTRY               399,999            Siebe PLC                                          4,107,799
                  ------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN THE UNITED KINGDOM           43,746,590
                  ------------------------------------------------------------------------------------------------------------
                                                                  TOTAL INVESTMENTS IN WESTERN EUROPE              135,047,787
                  ------------------------------------------------------------------------------------------------------------

PACIFIC BASIN/                                                             Value        Percent of
ASIA (concluded)  Industries                                             (Note 1a)      Net Assets
------------------------------------------------------------------------------------------------------
                  ------------------------------------------------------------------------------------
                  Electrical Equipment                                    6,662,516        1.6
                  ------------------------------------------------------------------------------------
                  Software -- Computer                                    5,564,299        1.3
                  ------------------------------------------------------------------------------------
                                                                         20,807,451        4.9
------------------------------------------------------------------------------------------------------
  Portugal        Building Products                                       7,666,173        1.8
                  ------------------------------------------------------------------------------------
                  Finance                                                 6,893,528        1.6
                  ------------------------------------------------------------------------------------
                                                                         14,559,701        3.4
------------------------------------------------------------------------------------------------------
  Spain           Services                                                5,060,782        1.2
                  ------------------------------------------------------------------------------------
                                                                          5,060,782        1.2

------------------------------------------------------------------------------------------------------
  Sweden          Environmental Control                                   3,821,330        0.9
                  ------------------------------------------------------------------------------------
                                                                          3,821,330        0.9
------------------------------------------------------------------------------------------------------
  Switzerland     Pharmaceuticals                                         5,151,136        1.2
                  ------------------------------------------------------------------------------------
                                                                          5,151,136        1.2
------------------------------------------------------------------------------------------------------
  United Kingdom  Automobile Parts                                        7,930,169        1.9
                  ------------------------------------------------------------------------------------
                  Banking                                                 7,028,747        1.7
                  ------------------------------------------------------------------------------------
                                                                          8,434,855        2.0
                                                                         ----------        ---
                  ------------------------------------------------------------------------------------
                                                                         15,463,602        3.7
                  Building                                                7,726,964        1.8
                  ------------------------------------------------------------------------------------
                  Computer Services                                       9,744,950        2.3
                  ------------------------------------------------------------------------------------
                  Electronics                                             3,220,581        0.8
                  ------------------------------------------------------------------------------------
                  Insurance                                               5,298,296        1.2
                  ------------------------------------------------------------------------------------
                  Multi-Industry                                         10,017,385        2.4
                  ------------------------------------------------------------------------------------
                                                                         59,401,947       14.1
                  ------------------------------------------------------------------------------------
                                                                        196,310,089       46.3
                  ------------------------------------------------------------------------------------

  SHORT-TERM                                Face
  SECURITIES                               Amount           Issue
---------------------------------------------------------------------------------------------------------------------------------
  UNITED   COMMERCIAL PAPER**          US$ 18,439,000   General Motors Acceptance Corp.,    18,433,171     18,433,171   4.3
                                                           5.69% due 6/01/1998
  STATES                                                TOTAL INVESTMENTS IN SHORT-TERM     18,433,171     18,433,171   4.3
                                                           SECURITIES





-------------------------------------------------------------------------------------
                  TOTAL INVESTMENTS               $313,747,359   423,927,032     99.9
                                                  ============
                  OTHER ASSETS LESS LIABILITIES                      544,705      0.1
                                                                ------------   ------
                  NET ASSETS                                    $424,471,737   100.0%
                                                                ============   ======



   * American Depositary Receipts (ADR).

  ** Commercial Paper is traded on a discount basis; the interest rates shown a the discount rates paid at the time of purchase by the Company.

   + Non-income producing security.

 (a) Formerly known as SGS-Thomson Microelectronics N.V.

See Notes to Financial Statements.

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998



 STATEMENT OF ASSETS AND LIABILITIES


                As of May 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------

  ASSETS:       Investments, at value (identified cost -- $313,747,359) (Note 1a)..................                    $423,927,032
                Cash...............................................................................                             391
                Receivables:
                  Dividends........................................................................    $  1,392,853
                  Capital shares sold..............................................................         452,799       1,845,652
                                                                                                       ------------    ------------
                Prepaid registration fees and other assets (Note 1f)...............................                          26,247
                                                                                                                       ------------
                Total assets.......................................................................                     425,799,322
                                                                                                                       ------------
-----------------------------------------------------------------------------------------------------------------------------------
  LIABILITIES:  Payables:
                  Capital shares redeemed..........................................................       535,062
                  Investment adviser (Note 2)......................................................       345,473
                  Distributor (Note 2).............................................................        59,962           940,497
                                                                                                       ----------
                Accrued expenses and other liabilities.............................................                         387,088
                                                                                                                       ------------
                Total liabilities..................................................................                       1,327,585
                                                                                                                       ------------

-----------------------------------------------------------------------------------------------------------------------------------
  NET ASSETS:   Net assets.........................................................................                    $424,471,737
                                                                                                                       ============
-----------------------------------------------------------------------------------------------------------------------------------

  NET ASSETS    Class A Shares of Common Stock, $0.10 par value, 100,000,000  shares authorized ...                    $  2,295,078
  CONSIST OF:   Class B Shares of Common Stock, $0.10 par value, 100,000,000  shares authorized ...                         446,851
                Class C Shares of Common Stock, $0.10 par value, 100,000,000  shares authorized ...                          45,924
                Class D Shares of Common Stock, $0.10 par value, 100,000,000  shares authorized ...                          69,609
                Paid-in capital in excess of par...................................................                     296,467,529
                Accumulated distributions in excess of investment income -- net (Note 1g)   .......                        (885,887)
                Undistributed realized capital gains on investments and
                  foreign currency transactions -- net   ..........................................                      15,841,967
                Unrealized appreciation on investments and foreign currency  transactions  -- net .                     110,190,666
                                                                                                                       ------------
                Net assets.........................................................................                    $424,471,737
                                                                                                                       ============

-----------------------------------------------------------------------------------------------------------------------------------
  NET ASSET     Class A  -- Based on net assets of $343,858,613 and 22,950,784 shares outstanding..                    $      14.98
  VALUE:                                                                                                               ============
                Class B  -- Based on net assets of $63,711,748 and 4,468,514 shares outstanding....                    $      14.26
                                                                                                                       ============
                Class C  -- Based on net assets of $6,519,390 and 459,244 shares outstanding   ....                    $      14.20
                                                                                                                       ============
                Class D  -- Based on net assets of $10,381,986 and 696,086 shares outstanding  ....                    $      14.91
                                                                                                                       ============
-----------------------------------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

STATEMENT OF OPERATIONS

                          For the Six Months Ended May 31, 1998
-----------------------------------------------------------------------------------------------------------------------
  INVESTMENT INCOME      Dividends (net of $316,911 foreign withholding tax)............                   $  3,159,453
  (NOTES 1d & 1e):       Interest and discount earned...................................                        712,372
                                                                                                           ------------
                         Total income...................................................                      3,871,825
                                                                                                           ------------
-----------------------------------------------------------------------------------------------------------------------
  EXPENSES:              Investment advisory fees (Note 2)..............................   $  2,115,404
                         Transfer agent fees -- Class A (Note 2)........................        462,833
                         Account maintenance and distribution fees -- Class B (Note 2)..        328,970
                         Custodian fees.................................................        121,049
                         Transfer agent fees -- Class B (Note 2)........................         98,442
                         Printing and shareholder reports...............................         83,426
                         Accounting services (Note 2)...................................         43,040
                         Registration fees (Note 1f)....................................         37,838
                         Professional fees..............................................         34,740
                         Account maintenance and distribution fees -- Class C (Note 2)..         31,699
                         Directors' fees and expenses...................................         19,313
                         Transfer agent fees -- Class D (Note 2)........................         12,213
                         Account maintenance fees -- Class D (Note 2)...................         11,302
                         Transfer agent fees -- Class C (Note 2)........................          9,824
                         Pricing fees...................................................          7,553
                         Other..........................................................          7,679
                                                                                                  -----

                         Total expenses ................................................                      3,425,325
                                                                                                              ---------

                         Investment income -- net.......................................                        446,500
                                                                                                                -------
-----------------------------------------------------------------------------------------------------------------------
  REALIZED &             Realized gain (loss) from:
  UNREALIZED GAIN        Investments -- net.............................................    16,172,017
  (LOSS) ON              Foreign currency transactions -- net...........................      (313,114)      15,858,903
  INVESTMENTS &                                                                             ----------
  FOREIGN CURRENCY       Change in unrealized appreciation/depreciation on:
  TRANSACTIONS -- NET    Investments -- net.............................................    36,360,792
                         Foreign currency transactions -- net                                   72,956       36,433,748
                                                                                            ----------     ------------
  (NOTES 1b, 1c,         Net realized and unrealized gain on investments and foreign
    1e & 3):             currency transactions..........................................                     52,292,651
                                                                                                           ------------
                         NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS...........                   $ 52,739,151
                                                                                                           ============
-----------------------------------------------------------------------------------------------------------------------




                   See Notes to Financial Statements.

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998





STATEMENTS OF CHANGES IN NET ASSETS

                                                                                              For the Six          For the
                                                                                             Months Ended         Year Ended
                                                                                                May 31,          November 30,
                   Increase (Decrease) in Net Assets:                                            1998                1997
-----------------------------------------------------------------------------------------------------------------------------
  Operations:      Investment income (loss) -- net........................................  $    446,500         $ (1,351,232)
                   Realized gain on investments and foreign currency transactions--net....    15,858,903           50,941,976
                   Change in unrealized appreciation/depreciation on investments
                   and foreign currency transactions -- net ..............................    36,433,748          (17,243,096)
                                                                                            ------------         ------------

                   Net increase in net assets resulting from operations...................    52,739,151           32,347,648
                                                                                            ------------         ------------
-----------------------------------------------------------------------------------------------------------------------------
  Dividends &      Investment income -- net:
  Distributions to   Class A..............................................................            --             (472,191)
  Shareholders       Class C..............................................................            --                  (24)
  (Note 1g):         Class D..............................................................            --               (3,962)
                   In excess of investment income -- net:
                     Class A..............................................................            --           (2,756,330)
                     Class C..............................................................            --                 (141)
                     Class D..............................................................            --              (23,124)
                   Realized gain on investments -- net:
                     Class A..............................................................   (39,878,951)         (20,709,718)
                     Class B..............................................................    (7,314,996)          (2,278,771)
                     Class C..............................................................      (664,387)             (49,977)
                     Class D..............................................................      (999,340)            (245,755)
                                                                                            ------------         ------------
                   Net decrease in net assets resulting from dividends and
                   distributions to shareholders..........................................   (48,857,674)         (26,539,993)
                                                                                            ------------         ------------
-----------------------------------------------------------------------------------------------------------------------------
  Capital Share    Net decrease in net assets derived from capital share transactions.....    (5,590,774)         (27,845,951)
  Transactions                                                                              ------------         ------------
  (Note 4):
-----------------------------------------------------------------------------------------------------------------------------
  Net Assets:      Total decrease in net assets...........................................    (1,709,297)         (22,038,296)
                   Beginning of period....................................................   426,181,034          448,219,330
                                                                                            ------------         ------------
                   End of period..........................................................  $424,471,737         $426,181,034
                                                                                            ============         ============
-----------------------------------------------------------------------------------------------------------------------------

                   See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS


                                                                                                             Class A+
                                                                                      ----------------------------------------------
                                                                                        For the Six
                   The following per share data and ratios have been derived          Months Ended   For the Year Ended November 30,
                   from information provided in the financial statements.                May 31,     -------------------------------
Increase (Decrease) in Net Asset Value:                                                    1998             1997           1996

  -------------------------------------------------------------------------------------------------------------------------------
  Per Share          Net asset value, beginning of period.............................     $  15.05       $  15.12        $  13.87
  Operating                                                                                --------       --------        --------
  Performance:       Investment income (loss)  -- net.................................          .03           (.02)            .13
                     Realized and unrealized gain on investments and foreign currency
                     transactions  -- net.............................................         1.66            .86            1.87
                                                                                           --------       --------        --------
                     Total from investment operations ................................         1.69            .84            2.00
                                                                                           --------       --------        --------
                     Less dividends and distributions:
                       Investment income  -- net......................................          --            (.02)             --
                       In excess of investment income  -- net.........................          --            (.10)             --
                       Realized gain on investments  -- net...........................       (1.76)           (.79)           (.75)
                                                                                           --------       --------        --------
                     Total dividends and distributions................................       (1.76)           (.91)           (.75)
                                                                                           --------       --------        --------
                     Net asset value, end of period...................................     $  14.98       $  15.05        $  15.12
                                                                                           ========       ========        ========
  --------------------------------------------------------------------------------------------------------------------------------
  Total Investment   Based on net asset value per share ..............................        13.31%#         6.04%          15.20%
  Return:**                                                                                ========       ========        ========


  --------------------------------------------------------------------------------------------------------------------------------
  Ratios to Average  Expenses.........................................................         1.44%*         1.39%           1.37%
  Net Assets:                                                                              ========       ========        ========
                     Investment income (loss)  -- net.................................          .39%*         (.12%)           .92%
                                                                                           ========       ========        ========
  --------------------------------------------------------------------------------------------------------------------------------
  Supplemental       Net assets, end of period (in thousands) ........................    $ 343,859      $ 344,940       $ 398,310
  Data:                                                                                    ========      =========       =========
                     Portfolio turnover...............................................        17.45%         54.50%          41.14%
                                                                                           ========      =========       =========
                     Average commission rate paid++...................................    $   .0227      $   .0103       $   .0063
                                                                                           ========      =========       =========
  --------------------------------------------------------------------------------------------------------------------------------

                                                                                              Class A+
                                                                                        -------------------
                                                                                           1995       1994

------------------------------------------------------------------------------------------------------------
Per Share          Net asset value, beginning of period.............................    $  12.82   $  13.07
                                                                                        --------   --------
Operating          Investment income (loss)  -- net.................................         .05        .03
Performance:       Realized and unrealized gain on investments and foreign currency
                   transactions  -- net.............................................        1.52        .53
                                                                                        --------   --------
                   Total from investment operations ................................        1.57        .56
                                                                                        --------   --------
                   Less dividends and distributions:
                     Investment income  -- net......................................        (.01)      (.01)
                     In excess of investment income  -- net.........................         --          --
                     Realized gain on investments  -- net...........................        (.51)      (.80)
                                                                                        --------   --------
                   Total dividends and distributions................................       (.52)       (.81)
                                                                                        -------    --------
                   Net asset value, end of period...................................    $ 13.87    $  12.82
                                                                                        =======    ========
------------------------------------------------------------------------------------------------------------
Total Investment   Based on net asset value per share ..............................      12.92%       4.39%
Return:**                                                                               =======    ========
------------------------------------------------------------------------------------------------------------
Ratios to Average  Expenses.........................................................       1.51%       1.44%
Net Assets:                                                                             =======    ========
                   Investment income (loss)  -- net.................................        .41%        .23%
                                                                                        =======    ========
------------------------------------------------------------------------------------------------------------
Supplemental       Net assets, end of period (in thousands) ........................   $327,270     $330,132
Data:                                                                                  ========     ========
                   Portfolio turnover...............................................      44.64%       40.18%
                                                                                       ========     ========
                   Average commission rate paid++...................................          --          --
                                                                                       ========     ========
------------------------------------------------------------------------------------------------------------



*   Annualized.

**  Total investment returns exclude the effects of sales loads.

+   Based on average shares outstanding.

++ For fiscal years beginning on or after September 1, 1995, the Company is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted into US dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

#   Aggregate total investment return.

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS (concluded)

                                                                                                             Class B##
                                                                                      ---------------------------------------------
                                                                                        For the
                                                                                      Six Months    For the Year Ended November 30,
The following per share data and ratios have been derived                                Ended      -------------------------------
from information provided in the financial statements.                                  May 31,
                                                                                          1998           1997            1996
                                                                                      ---------------------------------------------
                   Increase (Decrease) in Net Asset Value:
-----------------------------------------------------------------------------------------------------------------------------------

  Per Share           Net asset value, beginning of period...........................   $  14.31        $  14.40        $  13.38
  Operating                                                                             --------        --------        --------
  Performance:        Investment loss  -- net........................................       (.04)           (.17)           (.02)
                      Realized and unrealized gain on investments and foreign currency
                      transactions  -- net...........................................       1.59             .84            1.79
                                                                                            ----             ---            ----
                      Total from investment operations ..............................       1.55             .67            1.77
                                                                                            ----             ---            ----
                      Less distributions from realized gain on investments -- net....      (1.60)           (.76)           (.75)
                                                                                           -----            ----            ----
                      Net asset value, end of period.................................   $  14.26        $  14.31        $  14.40
                                                                                        ========        ========        =========
-----------------------------------------------------------------------------------------------------------------------------------
 Total Investment     Based on net asset value per share ............................      2.77%#           4.98%          13.97%
  Return:***                                                                              =====             ====           =====
-----------------------------------------------------------------------------------------------------------------------------------

  Ratios to Average   Expenses.......................................................       2.47%*          2.42%           2.40%
  Net Assets:                                                                               ====            ====            ====
                      Investment loss  -- net........................................       (.64%)*        (1.11%)          (.11%)
                                                                                            ====           =====            ====

-----------------------------------------------------------------------------------------------------------------------------------
  Supplemental        Net assets, end of period (in thousands) ......................   $ 63,712        $ 66,791        $ 44,311
  Data:                                                                                 ========        ========        ========
                      Portfolio turnover.............................................      17.45%          54.50%          41.14%
                                                                                           =====           =====           =====
                      Average commission rate paid##.................................   $  .0227        $  .0103        $  .0063
                                                                                        ========        ========        ========
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                               1995           1994
                                                                                            -------------------------
  Per Share           Net asset value, beginning of period...........................       $  12.50        $  12.74
  Operating                                                                                 --------        --------
  Performance:        Investment loss  -- net........................................           (.08)           (.10)
                      Realized and unrealized gain on investments and foreign currency
                      transactions  -- net...........................................           1.47             .52
                                                                                                ----             ---
                      Total from investment operations ..............................           1.39             .42
                                                                                                ----             ---
                      Less distributions from realized gain on investments -- net....           (.51)           (.66)
                                                                                                ----            ----
                      Net asset value, end of period.................................       $  13.38        $  12.50
                                                                                               =====        ========
---------------------------------------------------------------------------------------------------------------------
  Total Investment    Based on net asset value per share ............................          11.78%           3.32%
  Return:***                                                                                   =====            ====

---------------------------------------------------------------------------------------------------------------------
 Ratios to Average    Expenses.......................................................           2.55%           2.48%
 Net Assets:                                                                                    ====            ====
                      Investment loss  -- net........................................           (.63%)          (.80%)
---------------------------------------------------------------------------------------------------------------------
 Supplemental         Net assets, end of period (in thousands) ......................       $ 44,387        $ 49,647
 Data:                                                                                      ========        ========
                      Portfolio turnover.............................................          44.64%          40.18%
                                                                                            ========        ========
---------------------------------------------------------------------------------------------------------------------
                      Average commission rate paid##.................................             --              --
                                                                                            ========        ========
---------------------------------------------------------------------------------------------------------------------


                                                                                                         Class C##
                                                                                      ----------------------------------------------

                                                                                      For the
                                                                                     Six Months      For the Year Ended November 30,
The following per share data and ratios have been derived                              Ended         -------------------------------
from information provided in the financial statements.                                 May 31,
                     Increase (Decrease) in Net Asset Value:                             1998          1997         1996
-----------------------------------------------------------------------------------------------------------------------------------
  Per Share          Net asset value, beginning of period                              $  14.28       $14.41      $13.38
  Operating                                                                            -------         -----       ----
  Performance:       Investment loss  -- net.......................................        (.04)       (.17)        (.01)
                                                                                       -------         -----       ----
                     Realized and unrealized gain (loss) on investments and
                     foreign currency transactions  -- net..........................       1.59         .83         1.79
                                                                                       -------         -----       ----

                     Total from investment operations ............. ...............        1.55         .66         1.78
                                                                                       -------         -----       ----

                     Less dividends and distributions:
                       Investment income -- net.................... ...............         --           -- **        --
                       In excess of investment income -- net....... ...............         --           -- **        --
                       Realized gain on investments -- net......... ...............      (1.63)        (.79)        (.75)
                                                                                       -------         -----       ----

                     Total dividends and distributions............. ...............      (1.63)        (.79)        (.75)
                                                                                       -------         -----       ----

                     Net asset value, end of period................ ...............   $  14.20      $  14.28      $14.41
                                                                                      ========      ========      ======

-----------------------------------------------------------------------------------------------------------------------------------

 Total Investment    Based on net asset value per share .......... ................      12.75%#        4.96%      14.05%
  Return:***                                                                             =====          ====       =====

-----------------------------------------------------------------------------------------------------------------------------------
  Ratios to Average  Expenses.................................... .................        2.48%*        2.43%       2.41%
  Net Assets:                                                                              ====          ====        ====
                     Investment loss  -- net....................... ...............        (.63%)*       (1.09%)     (.09%)
                                                                                           ====          =====       ====
-----------------------------------------------------------------------------------------------------------------------------------

  Supplemental       Net assets, end of period (in thousands) ..... ...............    $  6,519        $  5,964     $ 910
  Data:                                                                                ========        ========     =====
                     Portfolio turnover............................ ...............       17.45%          54.50%    41.14%
                                                                                          =====           =====     =====

                     Average commission rate paid++++................ .............    $  .0227        $  .0103    $.0063
                                                                                       ========        ========    ======
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                               ------------
                                                                                                 For the
                                                                                                 Period
                                                                                                  Oct. 21,
                                                                                                  1994#  to
                                                                                                  Nov. 30,
                                                                                        1995        1994
-------------------------------------------------------------------------------------------------------------
  Per Share          Net asset value, beginning of period .........................     12.51     $  13.08
  Operating                                                                             -----     -------
  Performance:       Investment loss  -- net.......................................     (.08)       (.02)
                                                                                        -----     -------
                     Realized and unrealized gain (loss) on investments and
                     foreign currency transactions  -- net.........................     1.46        (.55)
                                                                                        -----     -------

                     Total from investment operations ............. ...............       138       (.57)
                                                                                        -----     -------

                     Less dividends and distributions:
                       Investment income -- net.................... ...............       --          --
                       In excess of investment income -- net....... ...............       --          --
                       Realized gain on investments -- net......... ...............     (.51)         --

                                                                                        -----     -------
                     Total dividends and distributions............. ...............     (.51)         --
                                                                                        -----     -------

                     Net asset value, end of period................ ...............    13.38       $12.51
                                                                                       =====       ======

-------------------------------------------------------------------------------------------------------------

  Total Investment   Based on net asset value per share ..........                    11.69%        (4.36%)#
  Return:***                                                                          =====         =====

-------------------------------------------------------------------------------------------------------------

  Ratios to Average  Expenses.................................... .................      2.55%       3.00%*
  Net Assets:                                                                            ====        ====
                     Investment loss  -- net....................... ...............      (.63%)     (1.31%)*
                                                                                         ====       =====

-------------------------------------------------------------------------------------------------------------
  Supplemental       Net assets, end of period (in thousands) ..... ...............    $  376      $   177
  Data:                                                                                ======      =======
                     Portfolio turnover............................ ...............    44.64%       40.18%
                                                                                       =====        =====

                     Average commission rate paid##.................. .............       --           --
                                                                                       =====        =====
-------------------------------------------------------------------------------------------------------------


                                                                                                         Class D##
                                                                                      ----------------------------------------------

                                                                                      For the
                                                                                     Six Months      For the Year Ended November 30,
The following per share data and ratios have been derived                              Ended         -------------------------------
 from information provided in the financial statements.                                May 31,
     Increase (Decrease) in Net Asset Value:                                            1998      1997          1996       1995
------------------------------------------------------------------------------------------------------------------------------------
  Per Share            Net asset value, beginning of period.......... .......   $  14.97       $ 15.04        $ 13.84   $  12.81
  Operating                                                                     --------       -------        -------   --------
  Performance:         Investment income (loss)  -- net.............. .......        .01          (.06)           .09        .02
                       Realized and unrealized gain (loss) on investments and
                       foreign currency transactions  -- net.................       1.66            .87          1.86       1.52
                                                                                --------       --------       -------   --------

                       Total from investment operations ............. ......        1.67            .81          1.95       1.54
                                                                                --------       --------       -------   --------

                       Less dividends and distributions:
                          Investment income -- net.................... .....          --          (.01)            --         -- **
                          In excess of investment income -- net....... .....          --          (.08)            --         --
                          Realized gain on investments -- net......... .....       (1.73)         (.79)          (.75)      (.51)
                                                                                --------       --------       -------   --------

                      Total dividends and distributions............. .......       (1.73)         (.88)          (.75)      (.51)
                                                                                --------       --------       -------   --------

                      Net asset value, end of period................ .......    $  14.91      $  14.97       $  15.04   $  13.84
                                                                                ========      =========      ========   ========
------------------------------------------------------------------------------------------------------------------------------------

  Total Investment    Based on net asset value per share ........... .......       13.17%#        5.80%         14.86%     12.73%
  Return:***                                                                    ========      =========      ========    =======
------------------------------------------------------------------------------------------------------------------------------------
  Ratios to Average  Expenses.................................... ..........        1.69%*        1.64%          1.63%      1.76%
  Net Assets:                                                                   ========      =========      ========   ========
                     Investment income (loss)  -- net.............. ........         .16%*        (.39%)          .60%       .18%
                                                                                ========      =========      ========   ========
------------------------------------------------------------------------------------------------------------------------------------

  Supplemental       Net assets, end of period (in thousands) ..... ........     $ 10,382      $  8,486      $  4,688   $  3,459
  Data:                                                                         ========      =========      ========   ========
                     Portfolio turnover............................ ........        17.45%        54.50%        41.14%     44.64%
                                                                                ========      =========      ========   ========

                     Average commission rate paid##................ ......       $  .0227      $  .0103      $  .0063         --
                                                                                ========      =========      ========   ========
------------------------------------------------------------------------------------------------------------------------------------




                                                                               ------------
                                                                                 For the
                                                                                 Period
                                                                                  Oct. 21,
                                                                                  1994#  to
                                                                                  Nov. 30,
                                                                                    1994
                                                                               --------------
 Per Share            Net asset value, beginning of period.......... ......     $  13.39
 Operating                                                                      --------
 Performance:         Investment income (loss)  -- net.............. ......         (.01)
                      Realized and unrealized gain (loss) on investments an
                      foreign currency transactions  -- net................         (.57)
                                                                                --------

                      Total from investment operations ............. ......         (.58)
                                                                                --------

                      Less dividends and distributions:
                         Investment income -- net.................... .....           --
                         In excess of investment income -- net....... .....           --
                         Realized gain on investments -- net......... .....           --
                                                                                --------

                     Total dividends and distributions............. .......          --
                                                                                --------

                     Net asset value, end of period................ .......       12.81
                                                                                ========
----------------------------------------------------------------------------------------
 Total Investment    Based on net asset value per share ........... .......       (4.33%)#
 Return:***                                                                     ========
----------------------------------------------------------------------------------------
 Ratios to Average  Expenses.................................... ..........        2.23%*
 Net Assets:                                                                    ========
                    Investment income (loss)  -- net.............. ........        (.67%)*
                                                                                ========
----------------------------------------------------------------------------------------

 Supplemental       Net assets, end of period (in thousands) ..... ........       1,591
 Data:                                                                          ========
                    Portfolio turnover............................ ........       40.18%
                                                                                ========
                    Average commission rate paid##................ ......            --
                                                                                ========
----------------------------------------------------------------------------------------




    *   Annualized.

    **  Amount is less than $.01 per share.

    *** Total investment returns exclude the effects of sales loads.

    #   Commencement of operations.

    ##  Based on average shares outstanding.

    +   Aggregate total investment return.

    ++ For fiscal years beginning on or after September 1, 1995, the Company is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted into US dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                   See Notes to Financial Statements.

                               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998



 NOTES TO FINANCIAL STATEMENTS


1. SIGNIFICANT ACCOUNTING POLICIES:

Merrill Lynch Global Holdings, Inc. (the "Company") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. These unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal recurring nature. The Company offers four classes of shares under the Merrill Lynch Select Pricing(SM) System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Company.

(a) Valuation of securities -- Portfolio securities which are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. Securities which are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last asked price. Options purchased are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last bid price. Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market value quotations are not available are valued at their fair value as determined in good faith by or under the direction of the Company's Board of Directors.

(b) Foreign currency transactions -- Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(c) Derivative financial instruments -- The Company may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the equity, debt and currency markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

- Options -- The Company is authorized to write covered call options and purchase put options. When the Company writes an option, an amount equal to the premium received by the Company is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Company enters into a closing transaction), the Company realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

- Forward foreign exchange contracts -- The Company is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Company's records. However, the effect on operations is recorded from the date the Company enters into such contracts. Premium or discount is amortized over the life of the contracts.

- Foreign currency options and futures -- The Company may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Company, sold by the Company but not yet delivered, or committed or anticipated to be purchased by the Company.

- Financial futures contracts -- The Company may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Company deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Company agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Company as unrealized gains or losses. When the contract is closed, the Company records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(d) Income taxes -- It is the Company's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates.

(e) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Company has determined the ex-dividend date. Interest income is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(f) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions -- Dividends and distributions paid by the Company are recorded on the ex-dividend dates. Distributions in excess of net investment income are due primarily to differing tax treatments for post-October losses.


2. INVESTMENT ADVISORY AGREEMENT AND TRANSACTIONS WITH AFFILIATES:

The Company has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Company has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor, Inc. ("MLFD" or "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc.

As compensation for its services to the Company, MLAM receives monthly compensation at the annual rate of 1.0% of the average daily net assets of the Company.

Pursuant to the Distribution Plans adopted by the Company in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Company pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

-------------------------------------------------------
                           ACCOUNT         DISTRIBUTION
                        MAINTENANCE FEE        FEE
-------------------------------------------------------
Class B...............      0.25%            0.75%
Class C ..............      0.25%            0.75%
Class D...............      0.25%              --
-------------------------------------------------------


Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Inc. ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Company. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the six months ended May 31, 1998, MLFD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Company's Class A and Class D Shares as follows:

---------------------------------------
                          MLFD   MLPF&S
---------------------------------------
Class A.................. $377   $5,101
Class D.................. $169   $2,649
---------------------------------------


For the six months ended May 31, 1998, MLPF&S received contingent deferred sales charges of $70,109 and $436 relating to transactions in Class B and Class C Shares, respectively.

In addition, MLPF&S received $22,910 in commissions on the execution of portfolio security transactions for the Company for the six months ended May 31, 1998.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., acts as the Company's transfer agent.

               MERRILL LYNCH GLOBAL HOLDINGS, INC., MAY 31, 1998


NOTES TO FINANCIAL STATEMENTS (CONCLUDED)


Accounting services are provided to the Company by MLAM at cost. Certain officers and/or directors of the Company are officers and/or directors of MLAM, PSI, MLFDS, MLFD, and/or ML & Co.

3. INVESTMENTS:

Purchases and sales of investments, excluding short-term securities, for the six months ended May 31, 1998 were $71,507,813 and $125,312,834, respectively.

Net realized gains (losses) for the six months ended May 31, 1998, and net unrealized gains as of May 31, 1998 were as follows:

------------------------------------------------------------
                                    REALIZED    UNREALIZED
                                 GAINS (LOSSES)    GAINS
-------------------------------------------------------------
Long-term investments .......    $ 16,172,314     $110,179,673
Short-term investments ......            (297)              --
Foreign currency transactions        (313,114)          10,993
                                 ------------     ------------
Total .......................    $ 15,858,903     $110,190,666
                                 ============     ============

As of May 31, 1998, net unrealized appreciation for Federal income tax purposes aggregated $110,179,673, of which $129,886,898 related to appreciated securities and $19,707,225 related to depreciated securities. The aggregate cost of investments at May 31, 1998 for Federal income tax purposes was $313,747,359.

4. CAPITAL SHARE TRANSACTIONS:

A net decrease in net assets derived from capital share transactions was $5,590,774 and $27,845,951 for the six months ended May 31, 1998 and for the year ended November 30, 1997, respectively.

Transactions in capital shares for each class were as follows:

--------------------------------------------------------------------------

CLASS A SHARES FOR THE SIX MONTHS                               DOLLAR
ENDED MAY 31, 1998                                 SHARES       AMOUNT
--------------------------------------------------------------------------
Shares sold ................................      2,356,191   $ 33,543,431
Shares issued to shareholders in
reinvestment of distributions ..............      2,864,459     36,521,854
                                                  ---------     ----------
Total issued.........                             5,220,650     70,065,285
Shares redeemed......                            (5,190,359)   (74,029,821)
                                                -----------   ------------
Net increase (decrease)                             30,291    $(3,964,536)
                                                 =========    ===========
--------------------------------------------------------------------------

------------------------------------------------------------------------------
CLASS A SHARES FOR THE YEAR                                          DOLLAR
ENDED NOVEMBER 30, 1997                             SHARES           AMOUNT
------------------------------------------------------------------------------
Shares sold ...............................       10,593,236     $ 157,598,934
Shares issued to shareholders in
reinvestment of dividends and distributions        1,586,229        22,175,485
                                                 -----------     -------------
Total issued ..............................       12,179,465       179,774,419
Shares redeemed ...........................      (15,605,732)     (236,649,109)
                                                 -----------     -------------
Net decrease ..............................       (3,426,267)    $ (56,874,690)
                                                 ===========     =============
------------------------------------------------------------------------------


-------------------------------------------------------------------
CLASS B SHARES FOR THE SIX MONTHS                         DOLLAR
ENDED MAY 31, 1998                       SHARES           AMOUNT
-------------------------------------------------------------------
Shares sold ....................         468,999     $  6,108,572
Shares issued to shareholders in
reinvestment of distributions ..         528,258        6,439,464
                                        --------     ------------
Total issued ...................         997,257       12,548,036
Automatic conversion of shares .        (223,767)      (3,050,906)
Shares redeemed ................        (972,257)     (13,318,523)
                                        --------     ------------
Net decrease ...................        (198,767)    $ (3,821,393)
                                        ========     ============
------------------------------------------------------------------

CLASS B SHARES FOR THE YEAR                              DOLLAR
ENDED NOVEMBER 30, 1997                  SHARES          AMOUNT
-----------------------------------------------------------------
Shares sold ....................       4,144,750     $ 57,686,337
Shares issued to shareholders in
reinvestment of distributions ..         148,413        1,993,180
                                      ----------      -----------
Total issued ...................       4,293,163       59,679,517
Automatic conversion of shares .        (126,229)      (1,871,700)
Shares redeemed ................      (2,575,781)     (37,239,859)
                                      ----------      -----------
Net increase ...................       1,591,153     $ 20,567,958
                                      ==========     ============
-----------------------------------------------------------------



---------------------------------------------------------------
CLASS C SHARES FOR THE SIX MONTHS                      DOLLAR
ENDED MAY 31, 1998                      SHARES         AMOUNT
---------------------------------------------------------------
Shares sold ....................        154,676     $ 2,035,357
Shares issued to shareholders in
reinvestment of distributions ..         50,102         608,239
                                       --------     -----------
Total issued ...................        204,778       2,643,596
Shares redeemed ................       (163,299)     (2,212,239)
                                       --------     -----------

Net increase ...................         41,479     $   431,357
                                       ========     ===========


CLASS C SHARES FOR THE YEAR                           DOLLAR
ENDED NOVEMBER 30, 1997                  SHARES       AMOUNT
---------------------------------------------------------------
Shares sold ....................        590,713     $ 8,199,909
Shares issued to shareholders in
reinvestment of distributions ..          3,548          47,542
                                       --------     -----------
Total issued ...................        594,261       8,247,451
Shares redeemed ................       (239,693)     (3,447,217)
                                       --------     -----------
Net increase ...................        354,568     $ 4,800,234
                                       ========     ===========

----------------------------------------------------------------
CLASS D SHARES FOR THE SIX MONTHS                        DOLLAR
ENDED MAY 31, 1998                        SHARES         AMOUNT
----------------------------------------------------------------
Shares sold ....................        145,869     $ 1,989,950
Shares issued to shareholders in
reinvestment of dividends and
distributions ..................         72,194         917,589
Automatic conversion of shares .        214,215       3,050,906
                                       --------     -----------
Total issued ...................        432,278       5,958,445
Shares redeemed ................       (302,962)     (4,194,647)
                                       --------     -----------
Net increase ...................        129,316     $ 1,763,798
                                       ========     ===========

---------------------------------------------------------------
CLASS D SHARES FOR THE YEAR                            DOLLAR
ENDED NOVEMBER 30, 1997                 SHARES         AMOUNT
---------------------------------------------------------------
Shares sold ....................        898,998     $13,541,614
Shares issued to shareholders in
reinvestment of dividends and
distributions ..................         18,140         252,873
Automatic conversion of shares .        120,997       1,871,700
                                      ---------     -----------
Total issued......... ..........      1,038,135      15,666,187
Shares redeemed...... ..........       (783,014)    (12,005,640)
                                      ---------     -----------
Net increase ...................        255,121     $ 3,660,547
                                      =========     ===========
---------------------------------------------------------------


 PORTFOLIO CHANGES
   For the Quarter Ended May 31, 1998


ADDITIONS      Cap Gemini S.A.                   National Westminster Bank PLC (Ordinary)  SAP AG (Preferred)
               Groupe Danone S.A.                Royal & Sun Alliance Insurance Group      Sprint Corporation
               Microsoft Corporation                PLC
------------------------------------------------------------------------------------------------------------------------------------
DELETIONS      Bangkok Bank Public Company Ltd   Kennametal, Inc.                          Siam Cement Public Co. Ltd. (The)(Foreign
               CITIC Pacific Ltd.                Land & General BHD (Ordinary)               Registered)
               Commerce Asset-Holding BHD        Nichiei Co. Ltd.                          Sime Darby BHD
               CommScope Inc.                    P.T. Jaya Real Property                   Sungei Way Holdings BHD
               Enterprise Oil PLC                PTT Exploration and Production Public     Total Access Communication Public Co. Ltd
               Fred Olsen Energy ASA                Co. (PTTEP)                            Transocean Offshore Inc.
               Global Industries Ltd.            Philip Services Corp.                     Yacimientos Petroliferos Fiscales S.A.
               Ispat International N.V.          Sensonor A/S                                (YPF)(ADR)